Exhibit 16.1

May 15, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Celsius Holdings, Inc.

Commission File No. 000-55663

We have read the statements that we understand Celsius Holdings, Inc. will include under Item 4.01 to the Form 8-K report dated May 15, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

/s/ D’Arelli Pruzansky, P.A.

D’Arelli Pruzansky, P.A.